Exhibit 99.1

Contact:	Sandra Sternberg
Maya Pogoda
310-788-2850

IBC Responds to Teamsters Press Release

Kansas City, Mo -- September 10, 2007 – Interstate Bakeries Corp. (IBC)
(OTC:IBCIQ.PK) today issued the following response to the September 10, 2007 press release issued by the International Brotherhood of Teamsters (IBT).
We have been in discussions with the Teamsters since the end of June.  Their decision to break off talks with IBC now is regrettable.  The jobs of approximately 25,000 employees, including approximately 10,000 of their members, are at stake.  We remain committed to saving the company and providing better jobs for our employees.

The assertions made by Messrs. Hoffa and Volpe in their press release are inaccurate. Here are the facts:

•
Since joining the company as CEO in February 2007, Craig Jung has stated repeatedly that the company will either reshape or exit problem markets.  The IBT and other constituents have been aware since at least June 2006 that Southern California has been regarded as a problem market.   During a meeting with senior IBT representatives (including Mr. Volpe) in Washington, D.C. on June 15, 2007, Craig Jung disclosed verbally and in writing that California was considered a problem market, and that the company intended to re-shape or exit California and the company’s other problem markets.

•
The company has acknowledged and continues to acknowledge the sacrifices made by all of its employees in enabling it to survive in Chapter 11 for three years.  The fact is, however, that the company remains in Chapter 11 and lost $113 million in its latest fiscal year ending June 2007.

•
The IBT has alleged that the company has refused to allow several viable investors to “come to the table.”  The potential investors we believe the Teamsters are referring to have requested that IBC allow them to obtain and disclose confidential information about the company to the Teamsters, and inject themselves into the negotiating process between the company and unions representing some of it employees.  The company’s investment bankers have consistently told the potential investors to whom the Teamsters are referring that they, the potential investors, are welcome to participate in the financial restructuring process under the same terms and conditions as all other interested investors.

The company's challenge remains to align its cost structure with the economic realities of all-time, record-high commodity costs and intense competition.  IBC remains committed to the two cornerstones of its business plan:  implementing a more capable and more cost-effective path to market that will build sustainable competitive advantage, and lowering its cost structure through rational health and welfare concessions.

Forward-Looking Statement

Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company’s views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should” and “continue” or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: the ability of the Company to continue as a going concern; the evaluation of various alternatives, including, but not limited to, the sale of some or all of its assets, infusion of capital, debt restructuring and the filing and ultimate approval of a plan of reorganization with the Bankruptcy Court, or any combination of these options; the Company’s ability to implement its business plan developed as a basis for its discussion regarding one or more plans of reorganization; the Company’s ability to obtain concessions from its unionized workforce to reduce costs and allow for greater flexibility in the method and manner of distributing its products; risks associated with the Company’s restructuring activities, including the risks associated with achieving the desired savings; the ability of the Company to operate pursuant to the covenants, terms and certifications of its DIP financing facility as amended and restated; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to negotiate an extension (if necessary) or refinance its DIP financing facility, which expires on February 9, 2008; the ability of the Company to develop, propose, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with failing to obtain court approval for one or more extensions to the exclusivity period for the Company to propose and confirm one or more plans of reorganization or with third parties seeking and obtaining court approval to terminate or shorten any such exclusivity period, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; risks associated with cost increases in materials, ingredients, energy and employee wages and benefits; the Company’s ability to successfully reject unfavorable contracts and leases; the duration of the Chapter 11 process;  the ability of the

Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company’s liquidity or results of operations; the instructions, orders and decisions of the bankruptcy court and other effects of legal and administrative proceedings, settlements, investigations and claims; the significant time that will be required by management to structure and implement a plan of reorganization, as well as to evaluate the Company’s various alternatives discussed above; risks associated with product price increases, including the risk that such actions will not effectively offset inflationary cost pressures and may adversely impact sales of the Company’s products; the effectiveness of the Company’s efforts to hedge its exposure to price increases with respect to various ingredients and energy; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; successful implementation of information technology improvements; obligations and uncertainties with respect to a defined benefit pension plan to which we contribute; costs associated with increased contributions to single employer, multiple employer or multi-employer pension plans; the impact of any withdrawal liability arising under the Company’s multi-employer pension plans as a result of prior actions or current consolidations; the effectiveness and adequacy of our information and data systems; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; acceptance of new product offerings by consumers and the Company’s ability to expand existing brands; the performance of the Company’s recent new product introductions, including the success of such new products in achieving and retaining market share; the effectiveness of advertising and marketing spending; any inability to protect and maintain the value of the Company’s intellectual property; future product recalls or food safety concerns; actions of competitors, including pricing policy and promotional spending; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation’s response to such acts and acts of war; and other factors.  These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.